Exhibit 10.1

EXTENSION AGREEMENT AND AMENDMENT NO. 4 TO CREDIT AGREEMENT

This EXTENSION AGREEMENT AND AMENDMENT NO. 4 TO CREDIT AGREEMENT (this “Amendment”), dated effective as of October 22, 2015 (the “Effective Date”), is by and among Diamond Offshore Drilling, Inc., a Delaware corporation (the “Borrower”), the Lenders party hereto, and Wells Fargo Bank, National Association, as an issuing bank, as swing line lender, and as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

WHEREAS, the Borrower, the lenders party thereto, and the Administrative Agent are parties to that certain Credit Agreement, dated as of September 28, 2012, as amended by that certain Extension Agreement and Amendment No. 1 to Credit Agreement dated effective as of December 9, 2013, that certain Commitment Increase Agreement and Amendment No. 2 to Credit Agreement dated effective as of March 17, 2014, and that certain Commitment Increase and Extension Agreement and Amendment No. 3 to Credit Agreement dated effective as of October 22, 2014 (as so amended, the “Credit Agreement”, the capitalized terms of which are used herein as therein defined unless otherwise defined herein);

WHEREAS, pursuant to Section 2.22 of the Credit Agreement, the Borrower has the right, subject to the terms and conditions thereof, to request an extension of the Maturity Date;

WHEREAS, the Borrower made a request for such extension to the Administrative Agent pursuant to Section 2.22 of the Credit Agreement within the time frame specified in such Section, and the Lenders party hereto have agreed to extend the Maturity Date of their respective Commitments as more particularly set forth herein; and

WHEREAS, the Borrower, the Administrative Agent and the Lenders party hereto have agreed to make certain amendments to the Credit Agreement, each as provided for herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Amendments.

(a) The Table of Contents to the Credit Agreement is hereby amended by replacing the Section 3.12 reference to “OFAC” with “Sanctions and Anti-Corruption Laws”.

(b) Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of the term “Sanctioned Country” in its entirety.

(c) Section 1.01 of the Credit Agreement is hereby amended by adding the following new defined terms in the appropriate alphabetical order:

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries, any Lender, any Issuing Bank, any Co-Documentation Agent, any Co-Syndication Agent, any Joint Lead

Arranger, or the Administrative Agent, in each case from time to time concerning or relating to bribery or corruption, including the United Kingdom Bribery Act of 2010 and the FCPA.

“FCPA” means the United States Foreign Corrupt Practices Act of 1977.

“Fourth Amendment” means that certain Extension Agreement and Amendment No. 4 to Credit Agreement dated as of October 22, 2015 among the Borrower, the Lenders party thereto, and the Administrative Agent.

“Fourth Amendment Effective Date” means October 22, 2015.

“Sanctioned Entity” means (a) an agency of the government of, (b) an organization directly or indirectly Controlled by, or (c) a person that, to the knowledge of the Borrower, acts on behalf of a country or territory that is the subject of, or target of, comprehensive country-based Sanctions, including a Sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/enforcement/ofac/programs, or as otherwise published from time to time, in each case to the extent that such program is applicable to such agency, organization or person.

“Sanctions” means any economic or financial sanctions imposed, administered or enforced from time to time by any applicable Governmental Authority of the United States of America, including those administered by OFAC, the U.S. Department of State, Her Majesty’s Treasury of the United Kingdom, the United Nations Security Council or the European Union, or any agency or subdivision of any of the foregoing, and shall include any regulations, rules, and executive orders issued in connection therewith.

(d) Section 1.01 of the Credit Agreement is hereby amended by restating the following definitions in their entirety as follows:

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Credit Exposure hereunder, as such commitment may be (a) increased from time to time pursuant to Section 2.02, (b) reduced or terminated from time to time pursuant to Section 2.08 or Section 2.19, (c) increased and/or extended from time to time pursuant to Section 2.22 and (d) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The amount of each Lender’s Commitment as of the Fourth Amendment Effective Date is set forth on Schedule 2.01.

“Fee Letters” means (a) the letter agreements dated as of (i) September 5, 2012, (ii) February 26, 2014, (iii) October 2, 2014, and (iv) October 13, 2015, each among Wells Fargo, Wells Fargo Securities, LLC and the Borrower, (b) the letter agreement dated as of September 5, 2012 between Bank of China, New York Branch and the Borrower, (c) the letter agreement dated as of September 5, 2012 between Citigroup Global Markets Inc. and the Borrower, (d) the letter agreement dated as of September 5,

2012 among HSBC Bank USA, National Association, HSBC Securities (USA) Inc. and the Borrower, (e) the letter agreement dated as of September 5, 2012 among JPMorgan Chase Bank, N.A., J.P. Morgan Securities LLC and the Borrower, and (f) the letter agreement dated as of October 22, 2014 between The Bank of Tokyo-Mitsubishi UFJ, Ltd. and the Borrower.

“Maturity Date” means, with respect to each Lender, the date specified for such Lender in the column captioned “Maturity Date” set forth on Schedule 2.01, as such date may be, and may heretofore have been, extended by the relevant Lenders pursuant to Section 2.22.

“Sanctioned Person” means, at any time, a person named at such time on the list of Specially Designated Nationals and Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/enforcement/ofac/sdn/index.html, or as otherwise published from time to time, or any publicly available Sanctions-related list of designated persons maintained by an applicable Governmental Authority.

(e) Section 1.01 of the Credit Agreement is hereby amended by adding the following phrase before the last period in the definition of “Eurodollar Base Rate”:

“; provided further that, if the rate set forth on the reference page referred to above or provided by such successor or substitute service for a determination is less than zero, the Eurodollar Base Rate shall be deemed to be zero for the purposes of such determination”.

(f) Section 3.12 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Section 3.12 Sanctions and Anti-Corruption Laws.

(a) Neither the Borrower nor any Subsidiary of the Borrower (i) is the subject or target of any Sanctions, (ii) is or will become, or is or will become Controlled by, a Sanctioned Person or Sanctioned Entity, (iii) is located, organized or resident in a country or territory that is, or whose government is, the subject or target of any comprehensive country-based Sanctions, or (iv) engages or will engage in any dealings or transactions with any such Sanctioned Person or Sanctioned Entity that would result in any violation in any material respect of any Sanctions.

(b) No part of the proceeds of any Loan or any Letter of Credit will be used, or have been used, directly or, to the knowledge of the Borrower, indirectly (i) to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity in violation of any Sanctions, or (ii) for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of any Anti-Corruption Laws to which the Borrower, its Subsidiaries, any Lender, any Issuing Bank, any Co-Documentation Agent, any Co-Syndication Agent, any Joint Lead Arranger, or the Administrative Agent is subject.

(c) The Borrower and each of its Subsidiaries is in compliance in all material respects with any laws or regulations, to the extent applicable, of the United States, the United Kingdom or the European Union related to money laundering or terrorist financing, whether currently in force or hereafter enacted, including the Bank Secrecy Act, 31 U.S.C. sections 5301 et seq.; the PATRIOT Act; Laundering of Monetary Instruments, 18 U.S.C. section 1956; Engaging in Monetary Transactions in Property Derived from Specified Unlawful Activity, 18 U.S.C. section 1957; and the Financial Recordkeeping and Reporting of Currency and Foreign Transactions Regulations, 31 C.F.R. Part 103.

(d) The Borrower and each of its Subsidiaries is, in all material respects, in compliance with all Anti-Corruption Laws and Sanctions applicable to them.

(e) To the knowledge of the Borrower or any of its Subsidiaries, neither the Borrower nor any of its Subsidiaries is the target of any investigation, inquiry or enforcement proceedings by any Governmental Authority regarding any offense or alleged offense under any applicable anti-terrorism or anti-money laundering laws, Anti-Corruption Laws or Sanctions that would reasonably be expected to result in a Material Adverse Effect, and no such investigation, inquiry or proceeding is pending or, to the knowledge of the Borrower or any of its Subsidiaries, has been threatened.

(f) The Borrower has implemented and maintains in effect policies and procedures designed to provide reasonable assurance of compliance in all material respects by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents (in their respective capacities as such) with applicable Anti-Corruption Laws and Sanctions.”

(g) Section 5.08 of the Credit Agreement is hereby deleted and replaced in its entirety by the following:

“Section 5.08 Use of Proceeds and Letters of Credit. The proceeds of the Loans will be used only for general corporate purposes of the Borrower and its Subsidiaries, including for investments, acquisitions and capital expenditures (in each case to the extent not otherwise prohibited by the terms of this Agreement). No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X. Letters of Credit will be requested only for general corporate purposes. The Borrower will not request any Loan or LC Disbursement, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents (in their respective capacities as such) shall not use, directly or, to the knowledge of the Borrower, indirectly, the proceeds of any Loan or Letter of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person or Sanctioned Entity in violation of any Sanctions, or (C) in any other manner that would violate any Sanctions or Anti-Corruption Laws applicable to any party hereto.”

(h) Section 9.12 of the Credit Agreement is hereby amended by (i) deleting the “or” at the end of clause (f) thereof, (ii) deleting the period at the end of clause (g) thereof, and adding the following to the end of the first sentence thereof:

“or (h) on a confidential basis to, to the extent requested by or required to be disclosed to, (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facilities provided hereunder.”

(i) The Credit Agreement is hereby amended by adding a new Section 9.19 after Section 9.18, as follows:

“Section 9.19 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Lender Parties are arm’s-length commercial transactions between the Borrower, on the one hand, and the Lender Parties, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Lender Parties is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower and (B) no Lender Party or any of its Affiliates has any obligation to the Borrower or any of its Subsidiaries with respect to the transactions contemplated hereby except, in the case of a Lender Party, those obligations expressly set forth herein and in the other Loan Documents; and (iii) each of the Lender Parties and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and no Lender Party or any of its Affiliates has any obligation to disclose any of such interests to the Borrower or its Subsidiaries with respect to the transactions contemplated hereby. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against each of the Lender Parties and their respective Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.”

(j) Schedule 2.01 to the Credit Agreement is hereby replaced in its entirety with Schedule 2.01 attached hereto.

Section 2. Consent to Extension of Maturity Date. Upon the effectiveness of this Amendment pursuant to Section 3 below, the Maturity Date of the Commitments of the Lenders who have severally agreed to extend their respective Commitments is hereby extended to the fifth (5th) anniversary of the Effective Date of this Amendment, as set forth on Schedule 2.01 to the Credit Agreement, as amended by this Amendment. The Maturity Date with respect to the Commitments of each other Lender, if any, shall remain unchanged, as set forth on Schedule 2.01 to the Credit Agreement, as amended by this Amendment. The extension of the Maturity Date on the Effective Date of this Amendment as set forth in this Section 2 shall be deemed to constitute an exercise of the Borrower’s right to request an extension pursuant to Section 2.22 of the Credit Agreement, and the Extension Effective Date of such extension of the Maturity Date shall be deemed to be the Effective Date. The requirements of Section 2.22 of the Credit Agreement with respect to notices and timing are hereby waived by all parties hereto with respect to the extension described in this Section 2.

Section 3. Conditions Precedent. This Amendment shall become effective as of the Effective Date upon the satisfaction of the following conditions precedent:

(a) Documentation. The Administrative Agent shall have received the following, each dated on or before the Effective Date, duly executed by all the parties thereto, each in form and substance reasonably satisfactory to the Administrative Agent:

(1) counterparts of this Amendment duly executed by the Borrower, each Extending Lender (which collectively must constitute Lenders holding Commitments, in the aggregate, in an amount greater than 50% of the aggregate amount of the Commitments outstanding immediately prior to the Effective Date hereof), the Administrative Agent, the Swingline Lender and each Issuing Bank;

(2) a certificate from a Responsible Officer of the Borrower dated as of the Effective Date stating that, both immediately before and immediately after giving effect to this Amendment and the extension of the Commitments pursuant to this Amendment, (i) all representations and warranties of the Borrower set forth in the Credit Agreement are true and correct in all material respects (except that such materiality qualifier shall not be applicable to the extent that any representations and warranties already are qualified or modified by materiality in the text thereof) on and as of the Effective Date, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the Effective Date, such representations and warranties shall continue to be true and correct in all material respects (except that such materiality qualifier shall not be applicable to the extent that any representations and warranties already are qualified or modified by materiality in the text thereof) as of such specified earlier date, and (ii) no Event of Default shall have occurred and be continuing;

(3) a secretary’s certificate of the Borrower dated the Effective Date and certifying (i) that there have been no changes to the organizational documents of the Borrower since the Second Amendment Effective Date or attaching such amendments, (ii) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of the Borrower authorizing the execution and delivery of this Amendment and the Loan Documents executed in connection herewith, if any, the performance of the Credit Agreement as amended hereby and the other Loan Documents, and the extension of the Commitments pursuant hereto, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, and (iii) as to the incumbency and specimen signature of each officer of the Borrower executing this Amendment, any Loan Document delivered in connection herewith, if any, or any other document delivered in connection herewith on behalf of the Borrower;

(4) a certificate from a Responsible Officer of the Borrower dated the Effective Date and certifying that the conditions of Section 2.22 of the Credit Agreement with respect to the extension of the Maturity Date (other than with respect to notices and timing), have been satisfied;

(5) such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower;

(6) a legal opinion of Duane Morris LLP, counsel for the Borrower, in form and substance reasonably acceptable to the Administrative Agent; and

(7) such other documents and governmental certificates as the Lender Parties may reasonably request.

(b) Payment of Fees and Expenses. On the Effective Date, the Borrower shall have paid the fees required to be paid to the Administrative Agent and the Lenders, including, without limitation, (i) the fees set forth in that certain Fee Letter dated as of October 13, 2015 among Wells Fargo Bank, National Association, Wells Fargo Securities, LLC and the Borrower and (ii) all other costs and expenses which are payable pursuant to Sections 9.03 and 2.16 of the Credit Agreement.

Section 4. Representations and Warranties. The Borrower represents and warrants to the Administrative Agent that the representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects (except that such materiality qualifier shall not be applicable to the extent that any representations and warranties already are qualified or modified by materiality in the text thereof) on the Effective Date as if made on and as of the Effective Date, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case they are true and correct in all material respects (except that such materiality qualifier shall not be applicable to the extent that any representations and warranties already are qualified or modified by materiality in the text thereof) as of such earlier date, and as if each reference in said Article III to “this Agreement” or “the Loan Documents” included reference to this Amendment.

Section 5. Miscellaneous. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment is, for the avoidance of doubt, a Loan Document under the Credit Agreement. The execution and delivery of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement or any Loan Document, nor, except as herein provided, constitute a waiver of any provision of the Credit Agreement or any Loan Document. Upon the effectiveness of this

Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder” or words of like import shall mean and be a reference to the Credit Agreement, as affected and amended by this Amendment. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. Transmission by facsimile or electronic transmission (e.g., PDF) of an executed counterpart of this Amendment shall be deemed to constitute due and sufficient delivery of such counterpart.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the Effective Date.

BORROWER:

DIAMOND OFFSHORE DRILLING, INC.

By:	/s/ Scott Kornblau

Name:	Scott Kornblau
Title:	Treasurer

Signature Page to Extension Agreement and Amendment No. 4 to Credit Agreement

Diamond Offshore Drilling, Inc.

LENDER PARTIES:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent, Swingline Lender, an Issuing Bank, a Lender and an Extending Lender

By:	/s/ T. Alan Smith

Name:	T. Alan Smith
Title:	Managing Director

Signature Page to Extension Agreement and Amendment No. 4 to Credit Agreement

Diamond Offshore Drilling, Inc.

JPMORGAN CHASE BANK, N.A.,
as an Issuing Bank, a Lender and an Extending Lender

By:	/s/ Dave Katz

Name:	Dave Katz
Title:	Executive Director

Signature Page to Extension Agreement and Amendment No. 4 to Credit Agreement

Diamond Offshore Drilling, Inc.

HSBC BANK USA, NATIONAL ASSOCIATION,
as an Issuing Bank, a Lender and an Extending Lender

By:	/s/ Steven Smith

Name:	Steven Smith
Title:	Director #20290

Signature Page to Extension Agreement and Amendment No. 4 to Credit Agreement

Diamond Offshore Drilling, Inc.

BANK OF CHINA, NEW YORK BRANCH,
as an Issuing Bank, a Lender and an Extending Lender

By:	/s/ Haifeng Xu

Name:	Haifeng Xu
Title:	Executive Vice President

Signature Page to Extension Agreement and Amendment No. 4 to Credit Agreement

Diamond Offshore Drilling, Inc.

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
as an Issuing Bank, a Lender and an Extending Lender

By:	/s/ Mark Oberreuter

Name:	Mark Oberreuter
Title:	Vice President

Signature Page to Extension Agreement and Amendment No. 4 to Credit Agreement

Diamond Offshore Drilling, Inc.

CITIBANK, N.A.,
as a Lender and an Extending Lender

By:	/s/ Rob Malleck

Name:	Rob Malleck
Title:	Vice President

Signature Page to Extension Agreement and Amendment No. 4 to Credit Agreement

Diamond Offshore Drilling, Inc.

SUNTRUST BANK,
as a Lender and an Extending Lender

By:	/s/ Yann Pirio

Name:	Yann Pirio
Title:	Managing Director

Signature Page to Extension Agreement and Amendment No. 4 to Credit Agreement

Diamond Offshore Drilling, Inc.

BARCLAYS BANK PLC,
as a Lender and an Extending Lender

By:	/s/ Vanessa Kurbatskiy

Name:	Vanessa Kurbatskiy
Title:	Vice President

Signature Page to Extension Agreement and Amendment No. 4 to Credit Agreement

Diamond Offshore Drilling, Inc.

ROYAL BANK OF CANADA,
as a Lender and an Extending Lender

By:	/s/ Jay T. Sartain

Name:	Jay T. Sartain
Title:	Authorized Signatory

Signature Page to Extension Agreement and Amendment No. 4 to Credit Agreement

Diamond Offshore Drilling, Inc.

GOLDMAN SACHS BANK USA,
as a Lender and an Extending Lender

By:	/s/ Rebecca Kratz

Name:	Rebecca Kratz
Title:	Authorized Signatory

Signature Page to Extension Agreement and Amendment No. 4 to Credit Agreement

Diamond Offshore Drilling, Inc.

SCHEDULE 2.01

LENDER	NON- EXTENDED COMMITMENT	EXTENDED COMMITMENT	AGGREGATE COMMITMENT	MATURITY DATE
Wells Fargo Bank, National Association	$0	$160,000,000	$160,000,000	October 22, 2020
JPMorgan Chase Bank, N.A.	$0	$160,000,000	$160,000,000	October 22, 2020
HSBC Bank USA, National Association	$0	$160,000,000	$160,000,000	October 22, 2020
Bank of China, New York Branch	$0	$160,000,000	$160,000,000	October 22, 2020
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$0	$160,000,000	$160,000,000	October 22, 2020
Citibank, N.A.	$0	$160,000,000	$160,000,000	October 22, 2020
SunTrust Bank	$0	$160,000,000	$160,000,000	October 22, 2020
Barclays Bank PLC	$0	$160,000,000	$160,000,000	October 22, 2020
Royal Bank of Canada	$0	$65,000,000	$65,000,000	October 22, 2020
PNC Bank, National Association	$60,000,000	$0	$60,000,000	5 years after Third Amendment Effective Date
Goldman Sachs Bank USA	$0	$55,000,000	$55,000,000	October 22, 2020
The Bank of New York Mellon	$40,000,000	$0	$40,000,000	5 years after Second Amendment Effective Date
Total	$100,000,000	$1,400,000,000	$1,500,000,000

Schedule 2.01 to Credit Agreement

Diamond Offshore Drilling, Inc.